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                                                                          [LOGO]

                      STATE STREET BANK AND TRUST COMPANY

                           Custodian Fee Schedule

                          FPA PARAMOUNT FUND, INC.
                          FPA PERENNIAL FUND, INC.
                        * FPA NEW INCOME FUND, INC.
                           FPA CAPITAL FUND, INC.
                            SOURCE CAPITAL, INC.

                          Effective August 1, 1987
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   I. ADMINISTRATION

      CUSTODY AND PORTFOLIO ACCOUNTING SERVICE - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report case transactions. Maintain investment ledgers, provide selected portfolio transaction, position and income reports.

      The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                          ANNUAL FEES PER PORTFOLIO

                                         Custody and
          Fund Net Assets               Portfolio Acct.
          ---------------               ---------------

          First $20 Million             1/ 40 of 1%
          Next $80 Million              1/ 80 of 1%
          Excess                        1/200 of 1%

          Minimum Monthly
          Asset Charges                 $1,000

      * The New Income Fund, Inc. will be subject to a minimum monthly charge of $250.

  II.    GLOBAL CUSTODY - Services provided include:
         Cash Movements, Foreign Communication, Foreign Exchange (local currency settlements).

          Fund Net Assets                 Annual Fees
          ---------------                 -----------

          First $50 Million             18 Basis Points
          Next $50 Million              15 Basis Points
          Over $100 Million             12 Basis Points

          Minimum Per Client            $5,000.00 Annually

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 III. PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

      State Street Bank Repos                                        $ 7.00

      DTC or Fed Book Entry                                          $12.00

      New York Physical Settlements                                  $30.00

      All other trades                                               $16.00

  IV. OPTIONS

      Option charge for each option written or closing contract,
      per issue, per broker                                          $25.00

      Option expiration charge, per issue, per broker                $15.00

      Option exercised charge, per issue, per broker                 $15.00

   V. LENDING OF SECURITIES

      Deliver loaned securities versus cash collateral               $20.00

      Deliver loaned securities versus securities collateral         $30.00

      Receive/deliver additional cash collateral                     $ 6.00

      Substitutions of securities collateral                         $30.00

      Deliver cash collateral versus receipt of loaned securities    $15.00

      Deliver securities collateral versus receipt of loaned
      securities                                                     $25.00

      Loan administration -- mark-to-market per day, per loan        $ 3.00

  VI. INTEREST RATE FUTURES

      Transactions -- no security movement                           $ 8.00

 VII. COUPON BONDS

      Monitoring for calls and processing coupons -- for each
      coupon issue held -- monthly charge                            $ 5.00

VIII. HOLDINGS CHARGE

      For each issue maintained -- monthly charge                    $ 5.00
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  IX. PRINCIPAL REDUCTION PAYMENTS

      Per paydown                                                    $10.00

   X. DIVIDEND CHARGES (For items held at the Request of
      Traders over record date in street form)                       $50.00

  XI. SPECIAL SERVICES

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.
      Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

 XII. OUT-OF-POCKET EXPENSES

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         Telephone
         Wire Charges ($4.70 per wire in and $4.55 out)
         Postage and Insurance
         Courier Service
         Duplicating
         Legal Fees
         Supplies Related to Fund Records
         Rush Transfer -- $8.00 Each
         Transfer Fees
         Sub-custodian Charges
         Price Waterhouse Audit Letter
         Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each

XIII. PAYMENT

      The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices and proper fund authorization is granted.

    FPA PARAMOUNT FUND, INC.
    FPA PERENNIAL FUND, INC.
    FPA NEW INCOME FUND, INC.
    FPA CAPITAL FUND, INC.
    SOURCE CAPITAL, INC.

                                            STATE STREET BANK AND TRUST CO.

    By /s/ Julio de Puzo, Jr.               By /s/ E.D. Hawkes, Jr.
       ------------------------------          ------------------------------

    Title  Treasurer                        Title  Vice President
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    Date  August 12, 1987                   Date  August 12, 1987
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